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                                                                    EXHIBIT 99.8

                                                                 (Executed Copy)

                              CUSTODIAN AGREEMENT



     Agreement dated the 10th day of May, 1988 between Trust for Credit Unions, a Massachusetts business trust (the "Fund"), and State Street Bank and Trust Company, a Massachusetts banking corporation ("State Street").

     1. APPOINTMENT OF CUSTODIAN. The Fund hereby appoints State Street custodian of all securities (including repurchase agreements) and cash now owned or hereafter acquired by the Fund, and State Street hereby accepts such appointment, upon the terms and conditions set forth in this Agreement. The Fund agrees promptly to deliver and pay, or cause to be delivered and paid, to State Street, as custodian, all securities and cash now owned or hereafter acquired by the Fund. The Fund further agrees to deliver to State Street a certified or authenticated copy of its Agreement and Declaration of Trust, as amended (the "Trust Agreement"), a copy of which is also on file with the Secretary of The Commonwealth of Massachusetts, By-Laws and all amendments thereto, a certified copy of the resolutions of the Trustees of the Fund appointing State Street to act in the capacity of custodian as provided in this Agreement and authorizing the execution and delivery of this Agreement, and copies of such resolutions, contracts and other documents of the Fund as may be required by State Street in the performance of its duties hereunder. It is understood that (a) the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") as a series company initially with two portfolios but with the ability to create additional portfolios (the initial portfolios and each such additional portfolio being referred to herein as a "Portfolio" and all such portfolios being collectively referred to herein as the "Portfolios"), and (b) pursuant to section 18(f)(2) of the 1940 Act each series of the Fund's Units (as defined in the Trust Agreement), representing the

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interest in a Portfolio, is preferred over all other series in respect of the assets specifically allocated to such Portfolio.

     2. CUSTODY OF CASH; BANK ACCOUNTS. State Street will hold all cash of each Portfolio, other than cash held by such Portfolio in an account established and maintained in accordance with Rule 17f-3 under the 1940 Act and other than cash held in the "GSFG Joint Account" (which consists of a cash account and a securities account established for the purchase of certain repurchase agreements by the Fund and certain other funds advised by Goldman, Sachs & Co. which have amended their respective custodian agreements with State Street to provide for the establishment of such an account (collectively, the "Funds"), in the banking department of State Street in a separate account or accounts in the name of such Portfolio, subject only to draft or order by State Street in accordance with the terms of this Agreement. State Street will hold the cash in the GSFG Joint Account in its banking department in a separate account on behalf of the Funds under the name "GSFG Joint Account", subject only to draft or order by State Street in accordance with the terms of this Agreement. If and when authorized by proper instructions in accordance with a vote of the majority of the Trustees of the Fund, State Street shall open and maintain an additional account or accounts in such other banks or trust companies as may be designated by such instructions, provided that such account or accounts shall be in the name of State Street in its capacity as custodian and subject only to its draft or order in accordance with the terms of this Agreement. If requested by the Fund, State Street shall furnish to the Fund, no later than (1) 20 calendar days after the last business day of each month, a statement reflecting the current status of its internal reconciliation of the closing balance as of that day in all bank accounts described in this Section 2 to the balance shown in the daily cash report for that day rendered to the Fund, and (b) within 5 calendar days after receipt thereof the bank statement for such month with respect to the additional account or accounts referred to in the preceding sentence. State Street is hereby authorized to

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endorse and collect all checks, drafts or other orders for the payment of money received by it for the account of any Portfolio.

     State Street will make such arrangements with the Fund's investment adviser/distributor as will enable State Street to make certain it receives the Federal funds due to the Fund for Units of the Fund as may be issued or sold from time to time by the Fund. In connection with such issuance of Units, State Street shall make such arrangements with the Fund's investment adviser/distributor as shall insure the timely notification to the Fund of the receipt of Federal funds by State Street or such other banks or trust companies referred to in the preceding paragraph by means of the Federal Reserve Wire System or otherwise.

     3.   CUSTODY OF SECURITIES.

          A. RECEIPT OF SECURITIES. State Street will hold in a separate account, and physically separated at all times from those of any other persons, firms, corporations or other Portfolios, pursuant to the provisions hereof, all securities received by State Street for or for the account of a Portfolio, except those securities received (either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities) in connection with repurchase agreements to be held in the GSFG Joint Account and, if applicable, written evidence of such repurchase agreements, which Account shall also be separate and physically separated at all times from those of any other persons, firms, corporations or other Portfolios. All such securities shall be held or disposed of by State Street for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. State Street shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities, except pursuant to proper instructions and only for the account of the Fund as set forth in
Section 5 hereof. Any securities delivered to State Street other than in bearer form shall be properly endorsed and in form for transfer or shall be in the name of State Street, the Fund or nominee of State Street or the Fund.

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          B.  REGISTERED NAMES; NOMINEES.  State Street shall register securities of the Fund held by it under this Agreement, other than those in bearer form, in the name of the Fund or State Street or a nominee of the Fund or State Street. Securities of the fund held by an agent appointed pursuant to
Section 8A hereof or a sub-custodian appointed pursuant to Section 8B hereof may be registered in the name of such agent or sub-custodian or a nominee of such agent or sub-custodian.

          C. RECORD KEEPING AND INVENTORY. State Street shall maintain records of all receipts, deliveries and locations of securities held by it under this Agreement, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing such securities in such manner as State Street shall determine to be advisable or the Fund may reasonably request from time to time in order to verify the accuracy of such inventory. With respect to securities held by an agent appointed pursuant to
Section 8A hereof or any sub-custodian appointed pursuant to Section 8B hereof, State Street may rely upon certificates of the agent or sub-custodian as to its holdings, it being understood that such reliance in no way relieves State Street of its responsibilities under this Agreement. State Street will promptly report to the Fund the results of such inspections, indicating any shortages or discrepancies uncovered thereby,and will take appropriate action to remedy any such shortages or discrepancies.

          D. USE OF SECURITIES DEPOSITORIES. State Street may deposit all or any part of the securities held by it hereunder and eligible therefor in the book entry systems ("Depository Systems") covered by Rule 17f-4(b) under the 1940 Act; provided, however, that (a) State Street, each agent appointed pursuant to Section 8A hereof and each sub-custodian appointed pursuant to
Section 8B hereof shall comply in all respect with clauses (d)(1) through (d)(4) of Rule 17f-4 under the 1940 Act, (b) all books and records maintained by State Street and each such agent and sub-custodian which relate to the Fund's participation in such Depository Systems

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will be at all times during regular business hours be open to inspection by the
Fund's duly authorized officers, employees, agents and auditors, and the Fund will be furnished with all the information in respect of the services rendered to it as it may require, (c) in connection with the use of such Depository Systems, State Street will be liable to the Fund for any losses or damages relating to the failure to effectively enforce such rights as may exist against such Depository Systems, agent or sub-custodian, (d) payment for securities purchased for the account of any Portfolio or return of collateral for securities loaned by any portfolio ("Loaned Securities") shall be made only upon
(i) receipt of advice from the Depository System that such purchased securities or Loaned Securities have been transferred to the account (the "Book Entry Account") contemplated by clause (d)(2) of Rule 17F-4 under the 1940 Act and
(ii) the making of an entry on the records of State Street or such agent or sub-custodian, as the case may be, to reflect such payment or return and transfer for the account of such Portfolio, and (e) transfer of securities sold or Loaned Securities for the account of any Portfolio shall be made only upon (iii) receipt of advice from the Depository System that payment for such securities or collateral for such Loaned Securities has been transferred to the Book Entry Account, and (iv) the making of an entry on the records of State Street or such agent or sub-custodian, as the case may be, to reflect such transfer of sold securities or Loaned Securities and transfer of payment or collateral for the account of such Portfolio.

          E. JOINT ACCOUNT PARTICIPATION. State Street acknowledges that each Fund will participate in the income earned or accrued in the GSFG Joint Account and in the custodial fees incurred in the operation of the Account on the basis of the percentage of the total amount in the Account on any day represented by its share of the Account and that each Fund will have an undivided interest in the repurchase agreements in the Account equal to such percentage.

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     4.   DISBURSEMENTS OF CASH.  Upon the receipt of proper instructions, State
Street shall make payments or disbursements of cash of each Portfolio held by it or subject to its draft or order under this Agreement, insofar as such cash is available, only for the following purposes:

          A. PURCHASES GENERALLY. To pay for and receive securities purchased for the account of such Portfolio, payment to be made only (a) upon receipt of the securities by State Street (or any bank qualified under the 1940 Act to act as custodian of the assets of a registered management investment company (a "Qualified Bank") and appointed by State Street pursuant to Section 8A hereof as State Street's agent for this purpose or appointed as sub-custodian pursuant to
Section 8B hereof), registered as provided in Section 3B hereof or in form for transfer satisfactory to State Street, (b) in the case of a purchase effected through a Depository System, in accordance with the conditions set forth in
Section 3D hereof, (c) in the case of repurchase agreements entered into between such Portfolio and State Street, against receipt of advice from a Depository System that the securities owned by State Street which are the subject of such repurchase agreement have been transferred to the Book Entry Account, the making of an entry on the records of State Street reflecting such transfer, and issuance of written evidence of the agreement by State Street to repurchase such securities from such Portfolio, (d) in the case of repurchase agreements entered into between such Portfolio and a person other than State Street, against delivery of the securities which are the subject of such repurchase agreement in certificate form or receipt of advice from a Depository System that such securities have been transferred to the Book Entry Account, the making of any entry on the records of State Street reflecting such transfer, and receipt of written evidence of the agreement by such person to repurchase such securities from such Portfolio, or (e) for transfer to an account of the fund in any bank, whether domestic or foreign; such transfer may be affected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Section 9. All securities accepted by

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State Street shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer, due the purchaser. In any and every case of a purchase of securities for the account of such Portfolio where payment is made by State Street in advance of receipt of the securities purchased, State Street shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by State Street, except that in the case of repurchase agreements entered into by such Portfolio with a bank which is a member of the Federal Reserve System State Street may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreements have been transferred by book-entry into the Book Entry Account, provided that such securities have in fact been so transferred by book-entry. Repurchase agreements purchased by GSFG Joint Account shall also be governed by the provisions of this Section 4A.

          B. DIVIDENDS AND DISTRIBUTIONS. To release or otherwise apply cash for the payment of dividends or other distributions to Unitholders of such Portfolio which are payable in cash.

          C. DISBURSEMENTS AND LIABILITIES. To make or cause to be made disbursements for the payment on behalf of the Fund with respect to such Portfolio of interest, taxes, investment advisory and transfer agency fees and operating expenses, including registration and qualification costs and other expenses of issuing and selling Units of such Portfolio or changing its capital structure, whether or not such expenses shall be in whole or in part capitalized or treated as deferred expenses.

          D. REDEMPTIONS OF FUND UNITS. Subject to the Declaration of Trust, the Fund's then current Prospectus (which term, as used herein, shall be deemed to include the Fund's then current Statement of Additional Information) and applicable resolutions of the Fund's Trustees, to make funds available in accordance with the then current Prospectus for payment to

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Unitholders who have delivered to the Fund a request for redemption of their
Units by the Fund pursuant to such Prospectus.

          E.   GSFG JOINT ACCOUNT.  To transfer cash to the GSFG Joint Account.

          F. SECURITIES LOANS. To return cash held as collateral for Loaned Securities, such return to be made only (a) upon receipt of the Loaned Securities by State Street (or any Qualified Bank appointed by State Street pursuant to Section 8A hereof as State Street's agent for this purpose or appointed as sub-custodian pursuant to Section 8B hereof), registered as provided in Section 3B hereof or in form for transfer satisfactory to State Street or (b) in case the return of the Loaned Securities is to be effected through a Depository System, in accordance with the conditions set forth in
Section 3D hereof. All Loaned Securities accepted by State Street shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer due such Portfolio. In any and every case of a return of Loaned Securities where the return of collateral is made by State Street in advance of receipt of the Loaned Securities, State Street shall be absolutely liable to the Fund for such Loaned Securities to the same extent as if the securities had been received by State Street, except that in the case of securities loans entered into by such Portfolio with a bank which is a member of the Federal Reserve System, State Street may transfer collateral to the account of such bank prior to the receipt of written evidence that the Loaned Securities have been transferred by book-entry into the Book Entry Account, provided that such Loaned Securities have in fact been so transferred by book-entry.

          G. OTHER PURPOSES. To make or cause to be made disbursements for any other purpose which is declared in such instructions to be a proper trust purpose; provided, however,that before making any such disbursement State Street shall have received a copy of a resolution of the Trustees certified by the Secretary of the Fund specifying the amount of such disbursement,

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setting forth the purpose for which such disbursement is to be made, declaring such purpose to be a proper trust purpose and naming the person(s) to whom the disbursement is to be made.

     5. RELEASE AND DELIVERY OF SECURITIES. State Street shall have the sole power to release or deliver any securities of a Portfolio held by it pursuant to this Agreement, including securities held in the GSFG Joint Account. The term "account of such Portfolio" as used in this Section 5 shall also be deemed to include the GSFG Joint Account. Upon receipt of proper instructions, State Street will transfer, exchange or deliver securities held by it hereunder only for the following purposes:

          A. SALES. Upon receipt of payment therefor, to deliver securities which have been sold for the account of such Portfolio. All such payments shall be made in Federal funds except when the Fund's investment adviser has advised State Street that such payments are to be made in clearing house or other funds, in which event payment shall be made in clearing house or other funds.

          B. REDEMPTION OR MATURITY. To deliver securities owned for the account of such Portfolio to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided, that in any such case, the cash or other consideration payable in respect thereof is to be delivered to State Street.

          C. CHANGES OF NAME AND DENOMINATION. To deliver securities owned for the account of such Portfolio to the issuer thereof or its agent for transfer into the name of the Fund or State Street or a nominee of either, or for exchange for a different number of bonds, certificates, or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity dates and call provisions, if any; provided, that in any such case, the new securities are to be delivered to State Street.

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          D.  STREET DELIVERY.  Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, State Street shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from State Street's own negligence or willful misconduct.

          E. SECURITIES AS COLLATERAL FOR BORROWINGS. To deliver securities owned for the account of such Portfolio for the purpose of pledge or hypothecation to secure any loan incurred by the Fund, provided that securities shall be released only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be delivered for that purpose. Upon receipt of proper instructions, State Street shall pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan.

          F.   SECURITIES LOANS.
          (i) To deliver securities owned for the account of such Portfolio for the purpose of making a loan of such securities to another person, provided that the securities shall be delivered only: (a)(I) upon receipt by State Street (or any Qualified Bank appointed by State Street pursuant to Section 8A hereof as State Street's agent for this purpose or appointed as sub-custodian pursuant to
Section 8B hereof) of the collateral for such loan, registered (in the case of collateral in the form of securities) as provided in Section 3B hereof or in form for transfer satisfactory to State Street or (II) in case the transfer of collateral is effected through a Depository System, in accordance with the conditions set forth in Section 3D hereof and (b) upon receipt of written evidence of the agreement by the person to whom the securities are being loaned that such person is borrowing such securities from such Portfolio. In any and every case of a loan of

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securities for the account of such Portfolio where transfer of the Loaned
Securities is made by State Street in advance of receipt of the collateral, State Street shall be absolutely liable to the Fund for such collateral to the same extent as if the collateral had been received by State Street, except that in the case of loans of securities entered by such Portfolio with a bank which is a member of the Federal Reserve System, State Street may transfer the Loaned Securities to the account of such bank prior to the receipt of written evidence that the collateral for such loan of securities has been transferred by book-entry into the Book Entry Account, provided that such collateral has in fact been so transferred by book-entry.

          (ii) To return securities held as collateral for loans of securities by such Portfolio, provided that such return is made only in accordance with the conditions set forth in Section 4F hereof.

          G. EXCHANGES, DEPOSITS, TENDERS, ETC. To exchange securities or interim receipts or temporary securities held by it or by an agent appointed pursuant to Section 8A hereof or any sub-custodian appointed pursuant to Section 8B hereof for the account of such Portfolio for other securities alone or for other securities and cash, and to expend cash, insofar as cash is available, in connection with any merger, consolidation, reorganization, recapitalization, conversion or in connection with the exercise of subscription or purchase rights, or otherwise; to deposit any such securities and cash in accordance with the terms of any reorganization or protective plan or otherwise, and to deliver securities to the designated depository or other receiving agent in response to tender offers or similar offers to purchase received in writing; provided that:

               (i) except as directed by proper instructions received in timely fashion for State Street to act thereon prior to any expiration date (which shall be presumed to be three business days prior to such date

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          unless State Street has advised the Fund of a different period) and giving full details of the time and method of submitting securities in response to any tender or similar offer, exercising any subscription or purchase right or making any exchange pursuant to this Section 5G and subject to State Street having fulfilled its obligations under
          Section 7C hereof pertaining to notices or announcements, State Street shall be under no obligation regarding any tender or similar offer, subscription or purchase right or exchange except to exercise its best efforts;

               (ii) when such securities are in the possession of an agent appointed pursuant to Section 8A hereof, the proper instructions referred to in the preceding clause (i) must be received by State Street in timely enough fashion (which shall be presumed to be four business days unless State Street has advised the Fund of a different period) for State Street to notify the agent in sufficient time to permit such agent to act prior to any expiration date; and

               (iii) when the securities are in the possession of a sub-custodian appointed to Section 8B hereof, the proper instructions must be received by the sub-custodian in timely enough fashion (which shall be presumed to be three business days unless the sub-custodian has advised the Fund of a different period) to permit the sub-custodian to act prior to any expiration date.

          H. OTHER PURPOSES. To release or deliver any securities held by it for the account of such Portfolio for any other purpose which such instructions declare to be a proper trust purpose; provided, however, that before making any such release or delivery State Street shall have received a copy of a resolution of the Trustees certified by the Secretary of the Fund specifying the securities to be delivered, setting forth the purpose for which

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such release or delivery is to be made, declaring such purpose to be a proper trust purpose and naming the person(s) to whom such release or delivery is to be made.

     6.   RECORDS; ACCOUNTS AND REPORTING.

          A. RECORDS. State Street shall create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will enable the Fund and State Street to meet their respective obligations under: (i) the 1940 Act, particularly Sections 30 and 31 thereof, and the rules and regulations thereunder, including the preparation and filing of all required periodic and other reports, (ii) applicable Federal and State tax laws, and (iii) any other law or administrative rule or procedure which may be applicable to the Fund or State Street. All records maintained by State Street in connection with the performance of its duties under this Agreement will remain the property of the Fund, shall be returned to the Fund promptly upon request and, in the event of termination of this Agreement, will be delivered in accordance with Section 14 hereof.

          B. ACCOUNTS AND REPORTINGS. State Street shall keep the books of account for the Fund and each of its Portfolios, including all books necessary to permit prompt determinations of the federal tax status of the Fund, each such Portfolio and the dividends and other distributions declared and/or paid thereby as and to the extent provided in or contemplated by the Fund's Prospectus as in effect from time to time (such determinations being collectively referred to herein as "Tax Determinations"). State Street shall render statements or copies thereof and shall make Tax Determinations, from time to time as requested by the President, the Treasurer or the investment adviser of the Fund, such statements to include interim monthly and complete quarterly, semi-annual and annual financial statements, which contain, among other things, a list of the securities for which State Street is accountable to the Fund under this Agreement as of the end of each month, and a list of all security transactions that remain unsettled at such time. It is understood and agreed that the Fund

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may request and State Street shall provide each business day a list of the securities for which State Street is accountable to the Fund under this Agreement as of the end of such day. In addition, State Street shall promptly notify the Fund's investment adviser by telephone on each day when there has been a failure to timely settle any security transaction on that day.

          C. ACCESS TO RECORDS. Without limiting Section 3D hereof, subject to security requirements of State Street applicable to its own employees having access to similar records with State Street and such regulations as to the conduct of such matters as may be reasonably imposed by State Street after prior consultation with an officer of the Fund or its investment adviser, the books and records of State Street pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by the Trustees of, attorneys for, and auditors employed by, the Fund.

          D. COOPERATION WITH THE FUND AND ITS AUDITORS. State Street shall cooperate with the Fund and the Fund's independent public accountants in connection with: (i) the preparation of reports to Unitholders of the Fund, to the Securities and Exchange Commission (including all required periodic and other reports), to State securities commissioners, and to others, (ii) annual and other audits of the books and records of the Fund, and (iii) other matters of a like nature. State Street shall take all reasonable action necessary for the Fund to obtain from year to year unqualified opinions from the Fund's independent public accountants with respect to State Street's activities hereunder in connection with the preparation of the aforementioned reports and audits.

     7.   ADDITIONAL DUTIES OF STATE STREET.

          A. COLLECTIONS. Unless otherwise directed by proper instructions, State Street shall collect, receive and deposit in the bank account or accounts maintained pursuant to Section 2 hereof all income, principal and other payments in respect of the securities held by it under this Agreement and do all other things

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necessary or proper in connection with the collection of such income, principal and other payments. Without limiting the generality of the foregoing, State Street shall:

               (i) present for payment on the date of payment all coupons and other items requiring presentation;
               (ii) present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable on the date such securities become payable;
               (iii) endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments on the same day as received;
               (iv) execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of income; and
               (v) notify the Fund as soon as reasonably practicable whenever income, principal or other payments due on securities are not collected in due course.

          In any case in which State Street does not receive any such due and unpaid income, principal or other payment within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of telephonic demands and oral responses to written and telephonic demands, and await proper instructions. State Street shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. State Street shall, in addition, notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

          B. DISTRIBUTIONS, RIGHTS, ETC. State Street shall receive and collect all distributions, rights and other items of like nature in respect of securities held by it under this

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Agreement and deal with the same pursuant to proper instructions relative thereto.

          C. PROXIES, NOTICES, VOTING, ETC. State Street shall promptly deliver or mail to the Fund all forms of proxies and all notices of meetings, calls, maturities, tender offers, exchange offers and expirations of rights and any other notices, consents, or announcements affecting or relating to securities held by State Street, its agents appointed pursuant to Section 8A hereof and all sub-custodians appointed pursuant to Section 8B hereof, and upon receipt of proper instructions, State Street shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither State Street, such agents or sub-custodians, nor their respective nominees shall vote upon any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless directed to do so by proper instructions.

          D. VALUATIONS; NET INCOME COMPUTATION. Unless otherwise directed by proper instructions, State Street shall compute and determine, as of the time and on those days specified in the Fund's then current Prospectus, the net asset value of a Unit of each Portfolio, such computation and determination to be made in accordance with the Fund's then current Prospectus by a vice president, assistant vice president or assistant secretary of State Street, and shall promptly notify the Fund of the result of such computation and determination.
In determining market values to be used in computing such net asset value State Street shall rely upon security valuations received by telephone or otherwise through the Fund's investment adviser or in a manner otherwise designated by proper instructions. In addition, in computing such net asset value State Street may rely upon information or directions furnished to it by the Trustees, any officer or the investment adviser of the fund relative to: (i) liabilities, expense accruals and reserves of the Fund and (ii) the fair value of any right or other property of the Fund. State Street's

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liability to the Fund for the accuracy of quotations received from any source designated by proper instructions will be no greater than the liability which such source, or its provider, has to State Street.

     Unless advised otherwise by proper instructions, State Street shall also calculate each day the net investment income, short and long term capital gain income and other income of such Portfolio for such day and shall promptly advise the Fund of the results of such calculations. Such calculations shall be made in accordance with the Fund's then current Prospectus.

          E. NONDISCRETIONARY DETAILS. In general, State Street shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealing with securities or property of the Fund except as otherwise from time to time directed by proper instructions.

          F. PROCEEDS OF SALE OF UNITS OF FUND. Upon receipt of funds for the purchase of Units of any Portfolio, State Street shall promptly deposit the purchase price in the account or accounts maintained pursuant to Section 2 hereof and notify the Fund when such action has been completed and such funds constitute Federal funds.

     8.   APPOINTMENT OF AGENTS AND SUB-CUSTODIANS.

          A. APPOINTMENT OF AGENTS. State Street, as custodian, may at any time or times appoint (and may at any time remove) any other Qualified Bank as its agent to carry out such of the provisions of this Agreement as State Street may from time to time direct, provided that the appointment of such agent shall not relieve State Street of any of its responsibilities under this Agreement.

          B. APPOINTMENT OF SUB-CUSTODIAN. State Street, as custodian, may from time to time employ one or more Qualified Banks as sub-custodians, but only in accordance with the terms and conditions set forth in a resolution of the Trustees of the Fund authorizing the appointment of each particular sub-custodian, it being understood and agreed that: (i) State Street shall have no more responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than such sub-custodian has to State Street; and (ii) the responsibility or liability of the sub-custodian to State Street shall conform to the resolution of the Trustees of the Fund authorizing the appointment of the particular sub-custodian.

     9.   PROPER INSTRUCTIONS; RELIANCE ON DOCUMENTS.

          A. PROPER WRITTEN INSTRUCTIONS. State Street shall be deemed to have received proper instructions upon receipt of written instructions (including receipt by telecopier, tested telegram, cable or Telex), which may be continuing instructions, signed by a majority of the Trustees of the Fund or by not less than two of the persons the Trustees shall have from time to time authorized to give the particular class of instructions in questions. Different persons may be authorized to give instructions for different purposes,and instructions may be general or specific in terms. A certified copy of a by-law, resolution or action of the Trustees of the Fund may be received and accepted by State Street as conclusive evidence of the authority of any such persons to act and may be considered to be in full force and effect until receipt of written notice (or oral notice followed by written confirmation within seven days) to the contrary.

          B. PROPER ORAL INSTRUCTIONS. The Fund may authorize one or more designated persons to issue oral (such term as used herein including, without limitation, telephonic) instructions, specifying the class or classes of instructions that may be so issued, in which case the Fund shall deliver to State Street resolutions of the Trustees to such effect. Such instructions when given in accordance with the provisions hereof and such resolution shall be deemed proper instructions. Two or more of the persons designated by the Trustees to give oral instructions shall promptly confirm such oral instructions in writing to State Street; but

State Street shall be under no obligation to insist upon delivery to it of any such written confirmation or to investigate the reason for its nonreceipt of any such written confirmation. In case of conflict between oral instructions given by a person designated in the resolution of the Trustees referred to in the first sentence of this Section 9B and any written proper instructions, the instructions most recently received by State Street shall prevail, and in case of conflict between oral instructions given by a person designated in such resolution and any written confirmation or purported confirmation of oral instructions, such written confirmation shall prevail; provided that any transaction initiated by State Street pursuant to such oral instructions, may, but need not, be completed by State Street notwithstanding State Street's receipt of conflicting subsequent proper instructions or written confirmation or purported confirmation subsequent to State Street's initiation of such transaction.

          C. COMPLIANCE WITH TRUST AGREEMENT. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, State Street may take cognizance of the provisions of the Trust Agreement and By-Laws of the Fund as from time to time amended; however, except as otherwise expressly provided herein, it may assume unless and until notified in writing to the contrary that instructions purporting to be proper instructions received by it are not in conflict with or in any way contrary to any provision of the Trust Agreement and By-Laws of the Fund, as from time to time amended, or resolutions or proceedings of the Trustees of the Fund.

          D. RELIANCE ON DOCUMENTS. So long as and to the extent that it is in the exercise of reasonable care, State Street, as custodian: (i) shall not be responsible for the title, validity or authenticity of any security or evidence of title thereto received by it or delivered by it pursuant to this Agreement, (ii) shall be protected in acting upon any document referred to in
Section 9A hereof reasonably believed by it to be genuine and to have been properly executed in accordance with such Section 9A, and (iii) shall, except as otherwise provided in this Agreement, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by any officer of the Fund or its investment adviser or any other person authorized by the Trustees of the Fund.

     10.  RELIANCE ON ADVICE OF COUNSEL; INDEMNITY.

          A. RELIANCE ON THE ADVICE OF COUNSEL. State Street, as custodian, shall be entitled to receive, and act upon, advice of counsel (which counsel shall be selected by State Street with reasonable care based on such counsel's professional competence and reputation or shall be counsel for the Fund) and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action taken is not in violation of applicable Federal or State laws or regulations and is taken in good faith and without negligence.

          B. INDEMNITY. State Street shall be indemnified and held harmless by the Fund for any action taken by it in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on State Street's part; provided that (i) State Street shall not be entitled to indemnification in those situations where State Street is liable to the Fund pursuant to Section 3D(c) hereof, (ii) State Street will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents, or appears likely to present, the probability of such a claim for indemnification against the Fund, and (iii) in any case in which the Fund may be asked to so indemnify and hold harmless State Street, the Fund shall have been fully and promptly advised for all pertinent facts concerning the situation in question. The Fund, using counsel of its choice, shall have the option to defend State Street against any claim which may be a subject of this indemnification and shall be given timely notice by State Street to permit it to exercise that option as early as possible with respect to such claim. In the event the Fund so elects to defend State Street, the Fund will notify State Street, and thereupon the Fund shall take over complete defense of the claim, and, after it does so, State Street shall incur no further legal or other expenses for which it shall be entitled to indemnification from the Fund. State Street shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify State Street, except with the Fund's prior written consent.

          If the Fund requires State Street to advance cash or securities for any purpose or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to disposes of Fund assets to the extent necessary to obtain reimbursement.

          11. COMPENSATION; REIMBURSEMENT. The Fund shall pay to State Street, as custodian, the compensation and expense reimbursement set forth in the schedule of even date herewith delivered by State Street to the Fund until a different compensation and expense reimbursement schedule shall be agreed upon in writing between the parties (including the Fund's ratable share of the compensation and expense reimbursement with regard to the GSFG Joint Account based on the percentage of the total amount in the Account on any day represented by its share of the Account).

          12. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than 120 days after the date of such delivery or mailing;

provided that the Fund shall not amend or terminate this Agreement in contravention of any applicable Federal or State laws or regulations, or any provision of the Trust Agreement or the Fund's By-Laws, as the same may from time to time be amended. The Fund may at any time by action of its Trustees substitute another bank or trust company for State Street by giving notice as specified above to State Street. Upon termination of this Agreement the Fund shall pay to State Street such compensation as may be due as of the date of such termination in accordance with Section 11 hereof.

     13. INTERPRETATIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, State Street and the Fund may agree from time to time, by written instrument signed by both parties, on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint option be consistent with the general tenor of this Agreement, provided that no such interpretative or additional provisions shall contravene any applicable Federal or State laws or regulations, or any provisions of the Trust Agreement or the Fund's By-Laws, as the same may from time to time be amended. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     14.  SUCCESSOR CUSTODIAN.

          A. APPOINTMENT OF SUCCESSOR BY FUND. If a successor custodian is appointed by resolution of the Trustees of the Fund and a certified copy of such resolution is delivered to State Street, State Street shall, upon termination of this Agreement or substitution of such successor for State Street, deliver to such successor custodian at the office of State Street, duly endorsed and in proper form for transfer, all securities then held by State Street hereunder (or by an agent or sub-custodian of State Street) and all funds or other property of the Fund deposited with or held by State Street hereunder (or by any agent or sub-custodian of State Street).

          B. DELIVERY PURSUANT TO UNITHOLDER RESOLUTION. In the event that this Agreement is to be terminated but no new custodian can be found by the Fund, the Fund shall, before authorizing the delivery of such securities, funds and other property to anyone other than a successor custodian, submit to its Unitholders the question of whether the fund shall be liquidated or shall function without a custodian. Upon approval by the Unitholders for the Fund to liquidate or function without a custodian State Street shall, in like manner at its office, upon receipt of a certified copy of a resolution of the Unitholders of the Fund deliver such securities, funds and other property in accordance with such resolution.

          C. SELECTION OF SUCCESSOR BY STATE STREET. In the event that this Agreement is terminated and no certified resolution of the Trustees of the Fund appointing a successor custodian or certified copy of a resolution of the Unitholders shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100 million, all securities, funds, property and instruments of the Fund held by State Street under this Agreement (or any agent or sub-custodian of State Street) and all instruments held by State Street (or such agent or sub-custodian) relative thereto. Thereafter, such bank or trust company shall be the successor custodian to State Street under this Agreement.

          D. CONTINUATION AFTER TERMINATION. In the event that securities, funds, and other property of the Fund remain in the possession of State Street after the date of termination hereof owing to failure of the Fund to procure the certified copy of a resolution of its Unitholders above referred to or of the Trustees to appoint a successor custodian, State Street shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of State Street shall remain in full force and effect.

     15. CIRCULATION OF PRINTED MATTER. The Fund shall not circulate any printed matter which contains any reference to State Street without the prior written approval of State Street, excepting solely such printed matter as merely identifies State Street as custodian. The Fund will submit printed matter requiring approval to State Street in draft form, allowing sufficient time for review by State Street and its counsel prior to any deadline for printing.

     16. COMMUNICATIONS. Notices and other writings delivered or mailed postage prepaid to the Fund in care of Goldman, Sachs & Co., Funds Group, 4900 Sears Tower, Chicago, Illinois 60606, Attention: E.J. Whitman, Jr., or to State Street at 1776 Heritage Drive, North Quincy, Massachusetts 02171, or to such other address as the Fund or State Street may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     17. GENERAL. This Agreement shall be binding on and shall inure to the benefit of the Fund and State Street and their respective successors, shall be construed according to the laws of The Commonwealth of Massachusetts and may be executed in two or more counterparts, each of which shall be deemed an original. This Agreement may not be assigned by State Street without the written consent of the Fund authorized and approved by a resolution of the Trustees. The headings in this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     18. UNITHOLDER LIABILITY. This Agreement is executed by or on behalf of the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Fund individually but are binding only upon the Fund and its assets and property.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                    TRUST FOR CREDIT UNIONS
ATTEST:
By  Donald C. Shine                 By  Gene R. Artemenko
    ----------------------          -------------------------
As its Secretary                    As its Chairman
       -------------------                  -----------------

ATTEST:
State Street Bank & Trust           State Street Bank & Trust
---------------------------         ----------------------------
By  A. Siegel                       By  Thomas Swedlund
    -----------------------              -------------------------
As its Assistant Secretary          As its Vice President
       ---------------------               -----------------------

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